Exhibit 10.35

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
AMENDMENT NO. 1
TO
LICENSE AGREEMENT
          THIS AMENDMENT NO. 1 (“Amendment No. 1”) TO THE AGREEMENT (as defined below) is entered into as of April 25, 2006 by and between ASTRAZENECA AB, a company incorporated under the laws of Sweden with its registered office at SE-151 85 Södertälje, Sweden (“ASTRAZENECA”) and THE MEDICINES COMPANY, a company incorporated under the laws of Delaware with its registered office at 8 Campus Drive, Parsippany, New Jersey 07054, United States (“TMC”).
WITNESSETH:
          WHEREAS, the parties hereto are parties to that certain License Agreement on clevidipine that entered into effect as of March 28, 2003 (the “Agreement”); and
          WHEREAS, the parties desire to amend the Agreement as set forth herein.
          NOW, THEREFORE, the parties agree as follows:
1.	Capitalized terms used herein but not otherwise defined herein, shall have the meanings provided in the Agreement.

2.	Article 1.26 is amended and restated as follows:
“1.26.	“Major Market” shall mean each of [**].”
3.	Article 1.45 is amended and restated as follows:

“1.45.	“Territory” shall mean every country in the world.”
4.	Article 2.6 is deleted in its entirety.

5.	Article 2.7 is deleted in its entirety.

6.	Article 3.7.2 is amended and restated as follows:
          “3.7.2 Time Limit for Filing an NDA.
(a)	TMC shall no later than 30 September 2007 have made a Filing of an NDA in the United States.

(b)	TMC shall no later than 30 September 2008 or twelve (12) months after having made a Filing of an NDA in the United States, whichever is the earlier, have made a filing of an NDA in at least three (3) additional Major Markets, provided, however, that if such Filing of an NDA has been made in the European Union then one (1) Major Market shall be sufficient.

(c)	TMC shall, subject to what is stated in the second paragraph hereof, no later than 30 September 2009 or twelve (12) months after having made the last Filing of an NDA under Article 3.7.2(b), whichever is the earlier, have made a Filing of an NDA in all Major Markets.

Notwithstanding what is now stated, TMC shall no later than 31 December 2010 have made a Filing of an NDA in Japan.”
7.	Article 4.3.1 is amended and restated as follows:

“4.3.1.	Subject to Article 15.1(i), TMC undertakes to supply ASTRAZENECA, ASTRAZENECA’s entire need of Product for clinical trials, sale, promotion and marketing in any country where the license granted under Article 2 has been terminated pursuant to Article 3.8 as more fully set forth in that certain Supply Agreement dated June 24, 2004 as amended from time to time (the “Supply Agreement”).”
8.	Article 4.3.2 is deleted in its entirety

9.	Article 5.1.4 is amended and restated as follows:
“5.1.4.	TMC shall notify ASTRAZENECA forthwith regarding, and provide copies of, any correspondence with the regulatory authorities in the Territory that could reasonably be of any significance regarding the possibility, time frame or scope of any Filing of an NDA or any NDA Approval or which may otherwise relate to such Filing of an NDA or NDA Approval.”
10.	Article 6 is amended by removal of the words “a final milestone payment in” in Article 6.1.5 and the addition of the following Article 6.1.6.:
“6.1.6.	Within thirty (30) days of TMC’s receipt of NDA Approval in the fourth Major Market, TMC shall pay to ASTRAZENECA the amount of USD [**] ($[**]).”
11.	Article 6.6.2 is deleted in its entirety.

12.	Article 8.3.5 is amended and restated as follows:
“8.3.5.	ASTRAZENECA, its Affiliates or sub-licensees shall have the sole right to commence an action for infringement of the

ASTRAZENECA IP in any country in which the license granted to TMC hereunder has reverted to ASTRAZENECA pursuant to Article 3.8 against the Third Party, in its own name, together with the right to enforce and collect any judgement thereon. TMC may join such proceedings voluntarily, subject always to ASTRAZENECA’s, its Affiliates’ or sub-licensees’ right to decide the conduct of such litigation. Any such joining of the proceedings shall be at TMC’s cost and expense. TMC shall for such purpose have the right to independently retain legal counsel and consultants, at its sole cost and expense. Any monetary recovery (whether by settlement or judgement) in connection with an infringement action commenced by ASTRAZENECA under this Article 8.3.5 shall be retained by ASTRAZENECA.”
13.	Where an Article is deleted pursuant to this Amendment no other provision will take the number of such former Article, and the number of the deleted Article will remain in the Agreement with no wording attached to it.

14.	Upon execution of this Amendment No. 1, TMC shall pay to ASTRAZENECA the amount of USD [**] ($[**]).”

15.	This Amendment No. 1 shall be deemed to be part of the Agreement and, as modified in accordance herewith, the Agreement is hereby ratified and declared in full force and effect. This Amendment No. 1 shall be effective as of the date first written above.
          IN WITNESS WHEREOF, this Amendment No. 1 has entered into force as of the date first written above.

ASTRAZENECA AB (publ)	THE MEDICINES COMPANY

Signature: /s/ Gunnar Olsson	Signature: /s/ John Kelley
Name: Gunnar Olsson	Name: John Kelley
Title: Vice President, Head of CVGI Therapy	Title: President, C.O.O.
Area